OPTEK TECHNOLOGY, INC.

                   DIRECTORS' FORMULA COMPENSATION PLAN


                            ARTICLE I - GENERAL

1.01.  Purpose.

     The purposes of this Directors' Formula Compensation Plan (the "Plan") are to: (1) attract and retain individuals to serve as non-employee Directors whose business acumen and experience qualify them to guide and determine the business policies of Optek Technology, Inc. ("Optek" or the "Company"); and (2) to compensate such individuals for their contribution to the success of the Company.


1.02.  Eligibility for Participation.

     Each individual elected to serve as a Director of the Company who is a Non-Employee Director (as defined in Rule 16b-3 promulgat-ed by the Securities and Exchange Commission) shall be eligible to participate under this Plan.


1.03.  Effective Date and Term of Plan.

     (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1997 Annual Meeting of Stockholders of Optek. If not so approved, this Plan shall have no force or effect.

     (b) No Common Stock or options shall be issued under this Plan after the last day of the Company's 2006 fiscal year.


                           ARTICLE II - DEFERRAL

2.01.     Option to Defer.

     (a) By election in writing delivered to the Company on or before December 31 of any calendar year, an eligible participant may elect to defer receipt of all or any portion of the retainer he would otherwise receive during the following calendar year.

     (b) Any newly elected participant may, by written election delivered to the Company before his term begins, elect to defer all or any portion of the retainer he would otherwise receive during the balance of the calendar year in which he is elected.

     (c) An election under Section 2.01(a) shall become irrevoca-ble as of December 31 for amounts to be received in the following year. An election under Section 2.01(b) shall be irrevocable upon delivery.


2.02.     Form of Notice.

     The written election required by Section 2.01 shall specify the amount of the retainer which the participant is deferring.


2.03.     Extension of Election.

     Once an election to defer is given, it shall continue from year to year thereafter unless and until a participant shall give written notice of termination of his election.


2.04.     Interest.

     All deferred amounts shall accrue interest at the Prime Rate or, if the Prime Rate is not published, the comparable base rate, published from time to time in the Wall Street Journal or a similar financial publication if the Wall Street Journal ceases to be available (or the lowest Prime Rate or base rate so published if a range of rates is provided) effective as of the date of change of such rate in that publication.


2.05.     Distributions.

     (a) All amounts deferred by a participant, together with accumulated interest, shall be paid in ten equal annual install-ments, the first such payment to be made on the first day of the calendar year immediately following the date that the participant ceases to be a Director of the Company.

     (b) Notwithstanding Section 2.05(a), in the event a partici-pant dies prior to payment of all deferred retainer and interest, then all amounts remaining due shall be paid in lump sum to the participant's estate or personal representative on the first day of the calendar year following the year in which that participant dies.

     (c) Deferred amounts and interest accumulated through the date a participant ceases to be a Director shall bear interest at the rate established by Section 2.04, and accrued interest shall be paid annually together with each installment.




                      ARTICLE III - ISSUANCE OF STOCK

3.01.  Option to Receive Stock.

     Each eligible individual shall be entitled to receive Common
Stock in lieu of amounts otherwise payable to such individual as retainer for serving as a Director.


3.02. Election.

     (a) By election in writing delivered to the Company on or before December 31 of any calendar year, an eligible individual may elect to receive Common Stock in lieu of all or any portion of the retainer payable during the following calendar year.

     (b) Any newly elected participant may, by written election delivered to the Company before his term begins, elect to receive Common Stock in lieu of all or any portion of the retainer he would otherwise receive during the balance of the calendar year in which he is elected.

     (c) An election under Section 3.02(a) shall become irrevoca-ble as of December 31 for amounts to be received in the following year. An election under 3.02(b) shall be irrevocable upon delivery.


3.03.     Form of Notices.

     The written election required by Section 3.02 shall specify the dollar amount of the retainer to be paid in Common Stock.


3.04.  Amount of Common Stock.

     Each participant who exercises the election under Section 3.02 shall receive, in lieu of the portion of the payment specified by him, an amount of Common Stock equal to (a) the dollar sum specified in his notice of election divided by (b) the greater of
(i) the Fair Market Value of the Common Stock on the day retainer payments were otherwise to be made or (ii) $5.00 per share of Common Stock.


3.05.  Determination of Amount.

     Within five (5) business days after the date upon which retainer payments were originally scheduled to be made, the Company shall calculate the number of shares of Common Stock to be issued to each electing participant.


3.06.  Delivery of Shares.

     As soon as practicable after the number of shares is deter-mined, the Company shall deliver to the participant a certificate or certificates for such shares of Common Stock. The participant shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder. Shares of stock issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock").


                        ARTICLE IV - STOCK OPTIONS

4.01.     Stock Options.

     Each eligible individual may elect to receive stock options in lieu of amounts otherwise payable to such individual as retainer for serving as a Director.


4.02.     Election.

     (a) By election in writing delivered to the Company on or before December 31 of any year, an eligible participant may elect to receive options in lieu of all or any portion of the retainer he would otherwise receive during the following calendar year.

     (b) Any newly elected participant may, by written election delivered to the Company before his term begins, elect to receive options in lieu of all or any portion of the retainer he would otherwise receive during the balance of the calendar year in which he is elected.

     (c) An election under Section 4.02(a) shall become irrevoca-ble as of December 31 for amounts to be received in the following year. An election under 4.02(b) shall be irrevocable upon delivery.


4.03.     Form of Notice.

     The written election required by Section 4.02 shall specify the amount of the retainer for which the participant is electing to receive options.


4.04.     Extension of Election.

     Once an election to receive options is given, it shall continue from year to year thereafter unless and until a partici-pant shall give written notice of termination of his election.


4.05.     Option Terms.

     (a) The exercise price per share shall be the greater of (i) half of the Fair Market Value on the date that any amounts for which options are issued become due or (ii) $5.00 per share of Common Stock.

     (b) Each Stock Option shall be fully exercisable when issued and shall be exercisable during a period of ten years from the date of grant thereof (the "option term"). No Stock Option shall be exercisable after the expiration of its option term.

     (c) Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock valued at its Fair Market Value on the date of exercise.

     (d) As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

     (e) Shares of stock subject to options issued under the Plan shall be authorized and unissued or treasury shares of Common
Stock.


4.06.     Number of Shares Subject to Option.

     The number of shares subject to options shall be determined by dividing the dollar amount of the retainer for which an election to receive options is made by the difference between (i) the Fair Market Value on the date that such amounts become due and (ii) the exercise price determined in accordance with Section 4.05.

4.07.  Delivery of Options.

     As soon as practicable after the number of shares is deter-mined, the Company shall deliver to the participant an option or options for such shares of Common Stock.


4.08 Stock Option Agreements.

     The grant of a Stock Option shall be evidenced by a written
Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "optionee"), stating the exercise price and the number of shares of Common Stock subject to the Stock Option evidenced thereby and in the form attached hereto.



                         ARTICLE V - MISCELLANEOUS

5.01.     Aggregate Limitation on Options.

     The maximum number of shares of Common Stock which may be issued under Article III or made subject to options issued under
Article IV of the Plan shall be 100,000.


5.02.  Investment Representation.

     By exercising rights under this Plan, each participant represents and warrants to the Company that all shares of Common Stock or options to acquire Common Stock which may be acquired hereunder will be acquired by the participant for investment and not with any intent for resale or distribution. Each participant acknowledges that the shares when issued will be deemed "restricted securities" within the meaning of the Securities Act of 1933 unless a registration statement with respect to the same shall have become effective. All certificates issued with respect to such shares shall bear an appropriate restrictive investment legend unless a registration statement with respect to the same shall have become effective.


5.03.  Withholding Taxes.

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock or options under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or options. Alternatively, the Company may issue or transfer such shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.


5.04.  Definitions.

     In this Plan the following definitions shall apply:

     (a) "Subsidiary" means any corporation of which more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Optek or any subsidiary thereof.

     (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Optek.

     (c) "Fair Market Value" as of any date and in respect of any share of Common Stock shall be the average of the daily market prices for the 20 consecutive trading days preceding such date.
The market price for each such day shall be the last sale price on such day on a stock exchange on which such stock is listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day and officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the last sale price on such day if reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, the average of the reported closing bid and asked price quotations for such day, as reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, as furnished by the National Quotation Bureau, Inc., or, if such firm does not report such prices, as furnished by any similar firm then engaged in such business as selected by the Company's Board of Directors, or if there is no such firm or service, as determined by any member of the National Association of Securities Dealers, Inc. selected by the Company's Board of Directors.

     (d) "Common Stock" means the Company's Common Stock, par value $0.01 per share, or the securities which may be issued to the Company's common stockholders upon any split, combination or recapitalization of the Company's capital or upon any merger, consolidation or sale of assets of the Company.

5.05.  Amendment of the Plan.

     The Plan may be amended from time to time by the Board of Directors; provided, however, that the approval of the holders of a majority of the Common Stock present, or represented, and entitled to vote at a duly held meeting of the stockholders or by a consent of stockholders having the effect thereof shall be required if any such amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation under the Plan; provided further, that the Plan shall not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereun-der.

                              OPTEK TECHNOLOGY, INC.



                              By: /s/  Thomas R. Filesi

                              Name:    Thomas R. Filesi

                              Title:   President and CEO
                                      (Principal Executive Officer)